EXHIBIT 99.1

United Development Funding III and United Development Funding IV Provide a Response to Market Rumors

GRAPEVINE, Texas, December 10, 2015 – United Development Funding III and United Development Funding IV (the “Companies”) are aware that a hedge fund has created a significant short position in United Development Funding IV shares (NASDAQ:UDF). We believe that this hedge fund is trying to unlawfully profit by manipulating and depressing the price of United Development Funding IV shares.

The Companies have been cooperating since April 2014 with a nonpublic fact-finding investigation being conducted by the Staff of the Securities and Exchange Commission (the “SEC”). The SEC has informed the Companies that this investigation is not an indication that any violations of law have occurred or that the SEC has any negative opinion of any person, entity, or security. We believe that the Companies have appropriate policies and procedures in place to ensure accurate financial reporting and compliance with all applicable rules and regulations. While it is not possible to predict the timing or outcome of the SEC fact-finding investigation, we believe that this matter will not have a material adverse effect on the Companies’ consolidated results of operation, financial position, or liquidity.

About United Development Funding III, L.P.

United Development Funding III, L.P. (UDF III) is a public, non-traded limited partnership. UDF III was formed primarily to offer financing solutions to homebuilders and developers for land acquisition and development. Additional information about UDF III can be found on its website at www.udfonline.com.

About United Development Funding IV

United Development Funding IV (UDF IV) is a publicly traded Maryland real estate investment trust listed on The NASDAQ Global Select Market. UDF IV was formed primarily to generate current interest income by investing in secured loans and producing profits from investments in residential real estate. Additional information about UDF IV can be found on its website at www.udfiv.com. UDF IV may disseminate important information regarding its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may relate to anticipated financial performance, business prospects, outcome of regulatory proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements included in this press release that address activities, events or developments that we expect, believe or anticipate will exist or may occur in the future, are forward-looking statements. These forward-looking statements are based on management’s current intents, beliefs, expectations and assumptions and on information currently available to management that are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in these forward-looking statements. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements made by us or on our behalf to reflect changed assumptions, the occurrence of unanticipated events or changes as a result of new information, future developments, subsequent events or circumstances or otherwise. Factors that could cause actual results to differ materially from any forward-looking statements include but are not limited to: changes in general economic conditions, the real estate market and the credit market; increases in development costs that may exceed estimates; development delays; increases in interest rates or decreases in residential lot take down or purchase rates; our borrowers’ inability to sell residential lots; potential need to fund development costs not completed by the initial borrower or other capital expenditures out of operating cash flows; economic fluctuations in Texas, where our investments are geographically concentrated; retention of our senior management team; changes in property taxes; legislative and regulatory changes, including changes to laws governing the taxation of REITs; the availability of capital and financing; restrictive covenants in our credit facilities; and our ability to remain qualified as a REIT.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in our Annual Reports on Form 10-K for the fiscal year ended December 31, 2014, our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2015 and in subsequent filings with the U.S. Securities and Exchange Commission.

Contacts:

Stacey Dwyer
United Development Funding IV
sdwyer@umth.com
Ph: 817-835-0650